EXCHANGE AGREEMENT
    (Limited Partner Partnership Interests in ASC Acquisition Partners, L.P.)

     This EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of the 26th day of June, 1996 (the "Effective Date"), by and among AVIATION SALES COMPANY, a Delaware corporation ("ASC"); and the limited partners of ASC ACQUISITION PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), who are more particularly identified on the signature pages attached hereto (individually, a "Limited Partner," and collectively, the "Limited Partners").

                              W I T N E S S E T H:

     WHEREAS, the Limited Partners are the owners of all of the limited partner partnership interests in and to the Partnership (individually, a "Partnership Interest," and collectively, the "Partnership Interests"), which Partnership Interests are owned by the Limited Partners as set forth on Exhibit "A" attached hereto;

     WHEREAS, ASC has been formed as a Delaware corporation and contemplates an initial public offering of its equity securities pursuant to the terms of a Registration Statement on Form S-1 filed by ASC on April 15, 1996, with the Securities and Exchange Commission, as amended from time to time (the "IPO"):

     WHEREAS, as part of the organization of ASC and the overall plan of the IPO, ASC desires to obtain from the Limited Partners, and the Limited Partners desire to contribute to ASC, the Partnership Interests;

     WHEREAS, in exchange for the contribution of the Partnership Interests, ASC is willing to issue to the Limited Partners, and the Limited Partners are willing to accept from ASC, certain shares of common stock of ASC. par value $.001 per share (the "Common Stock"), and, with respect to J/T Aviation Partners, certain additional consideration more particularly described herein;

     WHEREAS, ASC and the Limited Partners desire to effect the exchange of the Partnership Interests and Common Stock upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Agreement to Exchange.

     (a) Subject to the terms and conditions of this Agreement, each of the Limited Partners, other than J/T Aviation Partners, agrees to contribute to ASC its respective Partnership Interest solely in exchange for the Common Stock set forth on Exhibit "A" opposite his name.

     (b) Subject to the terms and conditions of this Agreement, J/T Aviation Partners agrees to contribute to ASC its Partnership Interest in exchange for all of the following:

          (i) 973,000 shares of Common Stock.

          (ii) A promissory note executed by ASC dated as of the Closing Date (as hereinafter defined), payable to J/T Aviation Partners (the "J/T Note"), in the original principal amount equal to the proceeds anticipated to be received by ASC from the underwriters for 500,000 of the shares of Common Stock being sold by ASC pursuant to the IPO (net of commissions and underwriter discounts). The J/T Note shall provide (A) that the outstanding principal balance of the J/T Note shall be due and payable in full upon the receipt by ASC of the proceeds to be received by ASC from the underwriters for the sale of shares of Common Stock being sold by ASC pursuant to the IPO, and (B) that if ASC does not proceed with the IPO and the principal balance of the J/T Note is not paid in full in cash on or before July 5, 1996, then ASC shall rescind the J/T Note, and J/T Aviation Partners shall deliver the cancelled J/T Note to ASC. The J/T Note shall be in the form attached hereto as Exhibit "B".

          (iii) A contingent stock agreement executed by ASC and J/T Aviation Partners (the "Contingent Stock Agreement"), providing for the issuance of five hundred seventy-five thousand (575,000) shares of Common Stock as part of the exchange transaction, as and to the extent provided in the Contingent Stock Agreement. The Contingent Stock Agreement shall be in the form attached hereto as Exhibit "C".

          (iv) If and only if ASC proceeds with the IPO and the J/T Note is paid in cash within thirty (30) days, an additional amount equal to 15.38% of the proceeds received by ASC from the underwriters for any shares of Common Stock purchased pursuant to the exercise of the underwriters' over-allotment option relating to the IPO (net of commissions and underwriter discounts), and/or, to the extent such option is not exercised in full, 15.38% of such portion of the 487,500 shares of Common Stock subject to such option (up to 75,000 shares) which is not purchased by the underwriters pursuant to the IPO.

     (c) Subject to the terms and conditions of this Agreement, ASC agrees to deliver to the Limited Partners, other than J/T Aviation Partners, in exchange for the Partnership Interests owned by such Limited Partners, the number of Common Stock set forth on Exhibit "A" opposite the respective names of such Limited Partners, and ASC agrees to deliver to J/T Aviation Partners, in exchange for the Partnership Interest owned by J/T Aviation Partners, the number of Common Stock set forth on Exhibit "A", the J/T Note, the Contingent Stock Agreement and the additional consideration described in Section l(b)(iv), if any.

     (d) Each of the Limited Partners acknowledges and agrees that ASC shall have the right, exercisable at any time prior to the Closing (hereinafter defined), to instruct such Limited Partner to contribute the Partnership Interest owned by such Limited Partner directly to Aviation

Sales Operating Company, a Delaware corporation and wholly-owned subsidiary of ASC ("ASOC"), in lieu of contributing such Partnership Interest to ASC.

     Section 2. Closing.

     (a) The closing of the transactions provided for herein (the "Closing") shall take place simultaneously with the execution of this Agreement (the "Closing Date"), which is one (1) business day prior to the proposed effective date of the IPO.

     (b) At the Closing, each of the Limited Partners shall deliver to ASC a duly executed assignment of limited partnership interest contributing all of the Partnership Interest owned by such Limited Partner to ASC (or, if ASC so elects in accordance with Section 1(d), to ASOC).

     (c) At the Closing, ASC shall deliver to each of the Limited Partners the certificate(s) representing the Common Stock to be issued to such Limited Partner (collectively, the "ASC Certificates"). Further, ASC shall execute and deliver to J/T Aviation Partners the J/T Note and the Contingent Stock Agreement.

     (d) After the Closing, ASC shall, if applicable, deliver to J/T Aviation Partners, (i) within one (1) business day after the receipt thereof by ASC, an amount equal to 15.38% of the proceeds received by ASC from the underwriters for any shares of Common Stock purchased pursuant to the exercise of the underwriters' over-allotment option, and (ii) within three (3) business days after the expiration of the period for the exercise of the over-allotment option is ASC proceeds with the IPO, to the extent such option is not exercised in full, an amount of shares of Common Stock equal to 15.38% of such portion of the 487,500 shares of Common Stock subject to such option (up to 75,000 shares) which is not purchased by the underwriters.

     Section 3. Representations and Warranties of the Limited Partners. Each of the Limited Partners represents and warrants to ASC as follows:

     (a) Such Limited Partner has all power and authority necessary to execute and deliver this Agreement and perform its or his obligations hereunder; the execution, delivery and performance of this Agreement by such Limited Partner will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Partnership Interest to be contributed by such Limited Partner pursuant to the terms of, or constitute a default under, any agreement, will or instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over such Limited Partner or its or his property; no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by such Limited Partner.

     (b) Such Limited Partner, if not a Management Team Limited Partner (as such term is defined in Section 3(c)), will have, as of the Closing Date, good title to the Partnership Interest to be contributed by such Limited Partner free and clear of any liens, claims, preemptive rights and any other encumbrances attributable to the assignor; and upon delivery of and payment for such shares as contemplated herein, ASC or ASOC, as the case may be, will receive good title to the Partnership Interest contributed to it by such Limited Partner, free and clear of any liens, claims, preemptive rights and any other encumbrances attributable to the assignor, other than the Permitted Liens. For purposes of this Section 3(b), Permitted Liens" shall mean:

          (i) the security interests granted in connection with the loans and credit facilities extended to the Partnership under that certain Credit Agreement dated as of December 2, 1994 (the "Credit Agreement"), executed by and among the Partnership, Citicorp Securities, Inc., in its capacity as arranger and agent for the lenders and the issuing banks thereunder, and the various lenders and issuing banks joining therein; which security interests will be released upon the consummation of the transactions made the subject of this Agreement.

     (c) Such Limited Partner,  if either Dale S. Baker, Harold M. Woody, Joseph
E. Civiletto, James D. Innella or Michael Saso (individually, a "Management Team Limited Partner," and collectively, the "Management Team Limited Partners"), will have, as of the Closing Date, good title to the Partnership Interest to be contributed by such Limited Partner free and clear of any liens, claims, preemptive rights and any other encumbrances attributable to the assignor, other than the Management Team Permitted Liens; and upon delivery of and payment for such shares as contemplated herein, ASC or ASOC, as the case may be, will receive good title to the Partnership Interest contributed to it by such Limited Partner, free and clear of any liens, claims, preemptive rights and any other encumbrances attributable to the assignor, other than the Management Team Permitted Liens. For purposes of this Section 3(c), "Management Team Permitted Liens" shall mean:

          (i) the security interests granted in connection with the loans and credit facilities extended to the Partnership under the Credit Agreement; which security interests will be released upon the consummation of the transactions made the subject of this Agreement; and

          (ii) the security interests granted in connection with the loans extended to each Management Team Limited Partner by AVAC Corporation and J/T Aviation Partners (collectively, the "Selling Partners"), in connection with such Management Team Limited Partner's acquisition of his Partnership Interest from the Selling Partners; which security interests will continue after the consummation of the transactions made the subject of this Agreement but which will attach only to the Common Stock received by such Management Team Limited Partner pursuant to the terms of this Agreement.

     Section 4. Representations and Warranties of ASC. ASC represents and warrants to each of the Limited Partners that (a) ASC has all power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by ASC will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Common Stock to be issued by

ASC pursuant to the terms of, or constitute a default under any agreement or instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over ASC or its property; and (c) no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by ASC.

     Section 5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth on the signature pages of this Agreement or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

     Section 6. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the parties hereto.

     Section 7. Survival of Representations, Warranties and Covenants. ASC and each of the Limited Partners agree that their respective representations, warranties and covenants contained in this Agreement shall survive the Closing Date and any investigation made by the parties with respect thereto.

     Section 8. Miscellaneous.

     (a) The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.

     (b) This Agreement may not be assigned without the prior written consent of the parties hereto.

     (c) This Agreement and the additional documents referenced herein merge all prior negotiations and agreements between the parties relating to the subject matter hereof and constitute the entire agreement between the parties relating to such subject matter. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.

     (d) Each party hereto specifically covenants and agrees that it will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the provisions of this Agreement.

     (e) This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, ASC and the Limited Partners have executed this Agreement effective as of the Effective Date.

                                  ASC:

                                  AVIATION SALES COMPANY, a Delaware corporation

                                  By: /s/ Dale S. Baker
                                      ------------------------------------------
                                      Dale S. Baker, President

                                           Address for Notice:
                                           -------------------

                                           6905 N.W. 25th St.
                                           Miami, Florida 33122
                                           Telecopy: (305) 599-6610

                                  LIMITED PARTNERS:

                                  AVAC CORPORATION, a Delaware corporation

                                  By: /s/ Robert Alpert
                                      ------------------------------------------
                                      Robert Alpert, President

                                           Address for Notice:
                                           -------------------

                                           15311 Vantage Parkway West, Suite 315
                                           Houston, Texas 77032
                                           Telecopy: (713) 442-0025

                      Signature Page to Exchange Agreement
    (Limited Partner Partnership Interests in ASC Acquisition Partners, L.P.)

                                  J/T AVIATION PARTNERS, a Delaware general partnership


                                  By: Japan Fleet Service (Delaware) Inc. a
                                      Delaware corporation, General Partner

                                      By: /s/ Tim L. Watkins
                                          --------------------------------------
                                          Tim L. Watkins. President


                                  By: TM Aviation (Japan) Inc., a Delaware
                                      corporation. General Partner

                                      By: /s/ K. Okut
                                          --------------------------------------
                                      Name: K. Okut
                                            ------------------------------------
                                      Title: President
                                             -----------------------------------


                                  By: TM Aviation (USA) Inc., a Delaware
                                      corporation, General Partner

                                      By: /s/ T. Yoshida
                                          --------------------------------------
                                      Name: T. Yoshida
                                            ------------------------------------
                                      Title: President
                                             -----------------------------------


                                      Address for Notice:
                                      -------------------

                                      c/o Tomen America, Inc.
                                      1285 Avenue of the Americas
                                      New York, New York 10019
                                      Telecopy: (212) 397-3351



                      Signature Page to Exchange Agreement
   (Limited Partner Partnership Interests in ASC Acquisition Partners, L.P.)

                                  AJT CAPITAL PARTNERS, a Delaware general partnership d/b/a Aerospace International Services

                                  By: RCP Management L.P., a Texas limited
                                      partnership, Managing Partner

                                      By: Aircraft Spare Parts, Inc., a Delaware
                                          corporation, General Partner

                                          By: /s/ Robert Alpert
                                              ----------------------------------
                                              Robert Alpert, Chairman


                                      Address for Notice:
                                      -------------------

                                      15311 Vantage Parkway West, Suite 315
                                      Houston, Texas 77032
                                      Telecopy: (713) 442-0025



                                  /s/ Dale S. Baker
                                  ----------------------------------------------
                                  DALE S. BAKER

                                      Address for Notice:
                                      -------------------

                                      545 Coconut Circle
                                      Palm Island
                                      Ft. Lauderdale, FL 33326
                                      Telecopy: (305) 599-6610

                      Signature Page to Exchange Agreement
    (Limited Partner Partnership Interests in ASC Acquisition Partners, L.P.)

                                  /s/ Harold M. Woody
                                  ----------------------------------------------
                                  HAROLD M. WOODY

                                      Address for Notice:
                                      -------------------

                                      10855 S.W. 75 Court
                                      Miami, Florida  33156
                                      Telecopy: (305) 599-6610

                                  /s/ Joseph E. Civiletto
                                  ----------------------------------------------
                                  JOSEPH E. CIVILETTO

                                      Address for Notice:
                                      -------------------
                                      1070 Pine Branch Drive
                                      Ft. Lauderdale, FL 33326
                                      Telecopy: (305) 599-6610

                                  /s/ James D. Innella
                                  ----------------------------------------------
                                  JAMES D. INNELLA

                                      Address for Notice:
                                      -------------------
                                      11946 South West 44th Street
                                      Davie, FL 33330
                                      Telecopy: (305) 599-5610

                                  /s/ Michael Saso
                                  ----------------------------------------------
                                  MICHAEL SASO

                                      Address for Notice:
                                      -------------------

                                      11812 Poema Place
                                      Chatsworth, CA 91311
                                      Telecopy: (818) 895-6888

                      Signature Page to Exchange Agreement
    (Limited Partner Partnership Interests in ASC Acquisition Partners, L.P.)

                                  EXHIBIT "A"

                         ASC ACQUISITION PARTNERS, L.P.

                           ROSTER OF LIMITED PARTNERS


Limited                             Partnership                Number of ASC
Partner                              Interest                Shares to be Issued

AVAC Corporation                       33.54%                    1,677,000
J/T Aviation Partners                  30.96%                      973,000*
AJT Capital Partners                   20.00%                    1,000,000
Dale S. Baker                           6.00%                      300,000
Harold Woody                            4.00%                      200,000
James D. Innella                        1.50%                       75,000
Michael Saso                            1.50%                       75,000
Joseph E. Civiletto                      .50%                       25,000
                                       -----                     ---------

     TOTAL                             98.00%                    4,325,000*






Note: In addition, J/T Aviation Partners will be receiving the additional consideration described in Sections 1(b)(ii), (iii) and (iv) of the Agreement.

                                  EXHIBIT "B"

                                 PROMISSORY NOTE
                       (Payable to J/T Aviation Partners)

US $8,835,000.00                                            Dated: June 26, 1996

     FOR VALUE RECEIVED, the undersigned, AVIATION SALES COMPANY, a Delaware corporation ("Borrower"), hereby promises to pay to the order of J/T AVIATION PARTNERS, a Delaware general partnership ("Lender"), the principal sum of EIGHT MILLION EIGHT HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS (US $8,835,000.00), on July 5, 1996 (the "Maturity Date"), subject to the terms and conditions herein.

     No interest shall accrue on this Note.

     The principal of this Note shall be payable in lawful money of the United States of America in immediately available funds without set-off or counterclaim, without penalty or premium, free and clear of, and without deduction for, any taxes, restrictions or conditions of any nature

     Borrower may prepay this Note in whole or in part at any time.

     Whenever any payment hereunder or under this Note shall be stated to be due on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of interest accruing hereunder.

     This Note is issued pursuant to and is further governed by the terms and provisions of that certain Exchange Agreement of even date herewith (the "Exchange Agreement"), executed by and among Borrower and the limited partners of ASC Acquisition Partners, L.P., a Delaware limited partnership (the "Partnership"), and represents a part of the consideration being delivered by Borrower to Lender in exchange for the contribution by Lender to Borrower, or Borrower's designee, of a limited partnership interest in the Partnership, all as more particularly described in the Exchange Agreement. Notwithstanding any provision in this Note to the contrary, (a) the outstanding principal balance of this Note shall be due and payable in full upon the receipt by Borrower of the proceeds to be received by Borrower from the underwriters for the sale of shares of common stock, $.001 par value, of Borrower being sold by Borrower pursuant to the IPO (as such term is defined in the Exchange Agreement), and (b) if and only if Borrower does not proceed with the IPO and this Note is not paid in full in cash on or before the Maturity Date, then Borrower may rescind this Note, and this Note shall be cancelled by Lender and delivered by Lender to Borrower.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     This Note may not be assigned. pledged or transferred by Lender, and any attempt to do so shall be null and void.

     Borrower and Lender acknowledge that this Note is a general obligation of Borrower (subject to the terms and conditions herein) and is not secured or guaranteed by any person.

     When used herein, each of the following capitalized terms shall have the meanings specified below:

     "Banking Day" shall mean any day that is not a Saturday or Sunday and on which banks are not required or permitted by law to close in New York City.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date written above.

                                   AVIATION SALES COMPANY,
                                   a Delaware corporation


                                   By:
                                      ------------------------------------------
                                      Dale S. Baker, President




                       Signature Page to Promissory Note
                       (Payable to J/T Aviation Partners)

                                  EXHIBIT "C"

                           CONTINGENT STOCK AGREEMENT
                             (J/T Aviation Partners)

     This CONTINGENT STOCK AGREEMENT (the "Agreement") is entered into and effective as of the _____ day of June, 1996 (the "Effective Date"), by and between AVIATION SALES COMPANY, a Delaware corporation ("ASC"), and J/T AVIATION PARTNERS, a Delaware general partnership "J/T").

                                  WITNESSETH:

     WHEREAS, ASC has been formed as a Delaware corporation and contemplates an initial public offering of its equity securities pursuant to the terms of a Registration Statement on Form S-1 filed by ASC on April 15, 1996, with the Securities and Exchange Commission, as amended from time to time (the "IPO");

     WHEREAS, ASC and the limited partners of ASC ACQUISITION PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), have entered into that certain Exchange Agreement of even date herewith (the "Exchange Agreement"):

     WHEREAS, ASC and J/T have entered into this Agreement in connection with the exchange described in the Exchange Agreement and with a view to complying with the requirements of Revenue Procedure 77-37, as amplified by Revenue Procedure 84-52;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning given them in the Exchange Agreement.

     Section 2. ASC hereby agrees to deliver to J/T five hundred seventy-five thousand (575,000) shares (the "Contingent Shares") of common stock, $.001 par value, of ASC in connection with the exchange transaction contemplated by the Exchange Agreement, provided however that such delivery shall be conditioned upon the nonoccurrence of the IPO (such nonoccurrence, the "Contingency"), provided further that ASC and J/T acknowledge that the Contingency is not within the control of the shareholders of ASC, and ASC shall use its best efforts towards avoiding the Contingency.

     Section 3. The Contingent Shares shall be issued five (5) business days after the Closing Date if the Contingency has come to pass.

     Section 4. The parties acknowledge that the Contingent Shares were not issued as of the Closing Date due to uncertainty as to whether the IPO would occur.

     Section 5. The number of Contingent Shares shall be no more nor less than five hundred seventy-five thousand (575,000).

     Section 6. The parties acknowledge that at least fifty percent (50%) of the maximum number of shares of each class of stock which may be issued by ASC in connection with the formation of ASC is issued in the exchange described in the Exchange Agreement.

     Section 7. The benefits and obligations of this Agreement may not be assigned, transferred or assumed by J/T (other than by operation of law), and any such assignment, transfer or assumption shall be null and void.

     Section 8. The rights of J/T under this Agreement are limited to rights in respect of the possible receipt of the Contingent Shares as provided in Section 2 of this Agreement.

     Section 9. The parties acknowledge that any issuance of Contingent Shares shall not be triggered by the payment of additional tax or reduction in tax paid as a result of an audit of the shareholders of ASC.

     Section 10. Miscellaneous.

     (a) The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns (subject to Section 7).

     (c) This Agreement and the additional documents referenced herein merge all prior negotiations and agreements between the parties relating to the subject matter hereof and constitute the entire agreement between the parties relating to such subject maker. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.

     (d) Each party hereto specifically covenants and agrees that it will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the provisions of this Agreement.

     (e) This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, ASC and J/T have executed this Agreement effective as of the Effective Date.


                                  ASC:

                                  AVIATION SALES COMPANY, a Delaware corporation


                                  ----------------------------------------------
                                  Dale S. Baker, President

                                        Address for Notice:
                                        -------------------

                                        6905 N.W. 25th St.
                                        Miami, Florida 33122
                                        Telecopy: (305) 599-6610


                                  J/T:

                                  J/T AVIATION PARTNERS, a Delaware general partnership

                                  By: Japan Fleet Service (Delaware) Inc., a
                                      Delaware corporation, General Partner


                                      By:
                                         ---------------------------------------
                                         Tim L. Watkins, President


                                  By: TM Aviation (Japan) Inc., a Delaware
                                      corporation, General Partner

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                  Signature Page to Contingent Stock Agreement
                             (J/T Aviation Partners)

                                  By: TM Aviation (USA) Inc., a Delaware
                                      corporation, General Partner

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                        Address for Notice:
                                        -------------------

                                        c/o Tomen America, Inc.
                                        1285 Avenue of the Americas
                                        New York, New York 10019
                                        Telecopy: (212) 397-3351




                  Signature Page to Contingent Stock Agreement
                             (J/T Aviation Partners)